UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2003

Atrium Companies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-20095 (Commission File Number)	75-2642488 (I.R.S. Employer Identification Number)

1341 W. Mockingbird Lane
Suite 1200West
Dallas, Texas 75247
(Address of executive offices, including zip code)

(214) 630-5757
(Registrant’s telephone number, including area code)

N/A
(former address if changed since last report)

Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements and Exhibits

  (c) Exhibits

     The following exhibit is furnished as a part of this Current Report on Form 8-K:

99.1	Offering Memorandum dated December 2, 2003.

Item 9. Regulation FD Disclosure

The information in this Current Report on Form 8-K and the Exhibit attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

     Atrium Companies, Inc. (“the Company”), issued an Offering Memorandum on December 2, 2003 for $50,000,000 aggregate principal amount of notes that constitute an additional issuance of 10 1/2% Senior Subordinated Notes due 2009 pursuant to the Company’s indenture dated May 17, 1999, as amended. The notes are being offered in connection with the expected acquisition of Atrium Corporation (“the Parent”), the sole shareholder of the Company with a newly formed affiliate of Kenner & Company, Inc. (“KAT Holdings”), pursuant to which KAT Holdings will merge with and into the Parent with the Parent as the surviving corporation (the “Merger”). A copy of the Offering Memorandum is attached as exhibit 99.1 to this Current report on Form 8-K.

     Statements in this Current Report on Form 8-K, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested herein due to certain risks and uncertainties including, without limitation, the risks associated with the ability to consummate the transactions set forth above, as well as operating risks. Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) made over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.

By:	/s/ Eric W. Long

Eric W. Long Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: December 2, 2003

EXHIBIT INDEX

Exhibit
Number

99.1	Offering Memorandum dated December 2, 2003.